      As filed with the Securities and Exchange Commission on June 28, 2002
                                         REGISTRATION STATEMENT NO. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                             TEN POST OFFICE SQUARE
                           BOSTON, MASSACHUSETTS 02109
     MASSACHUSETTS               (617) 912-1900                04-2976299
                            (ADDRESS OF REGISTRANT'S        (I.R.S. EMPLOYER
(STATE OF INCORPORATION)    PRINCIPAL EXECUTIVE OFFICES)    IDENTIFICATION NO.)

                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                           401(k) PROFIT SHARING PLAN
                            (FULL TITLE OF THE PLAN)

                                TIMOTHY L. VAILL
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                             TEN POST OFFICE SQUARE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 912-1900

       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                 Copies of all communications should be sent to:
                             WILLIAM P. MAYER, ESQ.
                              ANDREW F. VILES, P.C.
                               GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================
  Title of Securities         Amount to be          Proposed Maximum       Proposed Maximum           Amount of
    Being Registered       Registered (1) (2)      Offering Price Per     Aggregate Offering      Registration Fee
                                   (3)                 Share (4)                 Price
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value          450,000                 $23.49               $10,570,500              $972.49
    $1.00 per share
======================================================================================================================

(1) This registration statement relates to 450,000 additional shares of common stock, par value $1.00 per share, of Boston Private Financial Holdings, Inc. ("Common Stock") available for issuance under the Boston Private Financial Holdings, Inc. 401(k) Profit Sharing Plan (the "Plan"); plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.
(2) Of the 450,000 shares of Common Stock registered hereby, up to 70,000 shares may be distributed in connection with the termination of Borel Bank Employee Stock Ownership Plan of a subsidiary of Boston Private Financial Holdings, Inc.
(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2), no separate fee calculation is made with respect to the plan interests.
(4) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of Common Stock on June 26, 2002, as reported on the Nasdaq National Market.

================================================================================

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Pursuant to General Instruction E of Form S-8, Boston Private Financial Holdings, Inc. hereby incorporates by reference the contents of the registrant's registration statement on Form S-8 (No. 333-30755) as previously filed with the Securities and Exchange Commission (the "Commission") on July 3, 1997. This registration statement is being filed to register an additional 450,000 shares of the registrant's Common Stock subject to issuance under the Boston Private Financial Holdings, Inc. 401(k) Profit Sharing Plan, as well as an indeterminate amount of plan interests to be offered or sold pursuant to the Boston Private Financial Holdings, Inc. 401(k) Profit Sharing Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The registrant is a Massachusetts corporation. Reference is made to Chapter 156B, Section 13 of the Massachusetts Business Corporation Law (the "MBCL"), which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain stockholders), or (iv) for any transaction from which a director derived an improper personal benefit. The registrant has adopted such provisions in its articles of organization.

         Reference also is made to Chapter 156B, Section 67 of the MBCL, which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under Section 67, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         The registrant's articles of organization provide for indemnification to the fullest extent permitted under Section 67, except that indemnification for compromise payments and any advances of expenses prior to the final disposition of any matter shall only be made if approved by (1) a majority of disinterested directors or, if there are less than two disinterested directors, by a majority of the directors provided they have obtained a legal opinion that the director or officer acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation, or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan, (2) holders of a majority of the shares of stock, or (3) by a court of competent jurisdiction. If authorized in this manner, advances of expenses shall be made only upon receipt of an affidavit of such individual of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and an undertaking by such individual to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized.

         The registrant and its directors and officers currently carry liability insurance.

ITEM 8.  EXHIBITS

         The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this registration statement.

      4.1      Restated Articles of Organization of the registrant filed May 23,
               1994 (incorporated herein by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended
               June 30, 2001 (No. 000-17089) filed on August 14, 2001)

      4.2      Articles of Amendment of the registrant filed April 22, 1998
               (incorporated herein by reference to Exhibit 3.2 to the registrant's Quarterly Report on Form 10-Q for the quarter ended
               June 30, 2001 (No. 000-17089) filed on August 14, 2001)

      4.3      Articles of Amendment of the registrant filed November 20, 2001
               (incorporated herein by reference to Exhibit 4.3 to the registrant's Registration Statement on Form S-8 (No. 333-74106)
               filed on November 28, 2001)

*     4.4      Amendment to By-laws of the registrant, dated April 18, 2002

*     5.1      Legal opinion of Goodwin Procter LLP

*    23.1      Consent of KPMG LLP, as independent auditors

     23.2      Consent of Goodwin Procter LLP (contained in Exhibit 5.1 hereto)

     24.1 Powers of Attorney (included in the signatory page to this registration statement)

---------------
* Filed herewith

ITEM 9.       UNDERTAKINGS

     (a)     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this
         Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 28th day of June, 2002.

                             BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

                             By: /s/ Timothy L. Vaill
                                 ----------------------------------------------
                                 Timothy L. Vaill
                                 Chairman and Chief Executive Officer

                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Boston Private Financial Holdings, Inc., hereby severally constitute Timothy L. Vaill and Walter M. Pressey and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Boston Private Financial Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                            TITLE                                   DATE
                ---------                                            -----                                   ----

          /s/ Timothy L. Vaill                  Director, Chairman and Chief Executive Officer           June 28, 2002
     ------------------------------                      (Principal Executive Officer)
            Timothy L. Vaill

         /s/ Walter M. Pressey                  Director, President and Chief Financial Officer          June 28, 2002
     ------------------------------                      (Principal Financial Officer and
             Walter M. Pressey                             Principal Accounting Officer)

        /s/ Herbert S. Alexander                                    Director                             June 28, 2002
     ------------------------------
          Herbert S. Alexander

        /s/ Arthur J. Bauernfeind                                   Director                             June 28, 2002
     ------------------------------
          Arthur J. Bauernfeind

          /s/ Peter C. Bennett                                      Director                             June 28, 2002
     ------------------------------
            Peter C. Bennett

         /s/ Eugene S. Colangelo                                    Director                             June 28, 2002
     ------------------------------
           Eugene S. Colangelo

           /s/ Harold A. Fick                                       Director                             June 28, 2002
     ------------------------------
             Harold A. Fick


          /s/ C. Michael Hazard                                     Director                             June 28, 2002
     ------------------------------
            C. Michael Hazard

        /s/ Lynn Thompson Hoffman                                   Director                             June 28, 2002
     ------------------------------
          Lynn Thompson Hoffman

                                                                    Director                             June   , 2002
     ------------------------------
                 Allen Sinai

         /s/ Richard N. Thielen                                     Director                             June 28, 2002
     ------------------------------
           Richard N. Thielen

         /s/ Charles O. Wood III                                    Director                             June 28, 2002
     ------------------------------
           Charles O. Wood III

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Boston Private Financial Holdings, Inc. 401(k) Profit Sharing Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 28, 2002.

                                 BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                                 401(k) PROFIT SHARING PLAN

                                 By: /s/ Peter C. Bennett
                                     ------------------------------------------
                                     Peter C. Bennett
                                     Member of 401(k) Plan Committee

                                 By: /s/ Margaret Chambers
                                     ------------------------------------------
                                     Margaret Chambers
                                     Member of 401(k) Plan Committee

                                 By: /s/ Amy Danforth
                                     ------------------------------------------
                                     Amy Danforth
                                     Member of 401(k) Plan Committee

                                 By: /s/ Barbara Houlihan
                                     ------------------------------------------
                                     Barbara Houlihan
                                     Member of 401(k) Plan Committee

                                 By: /s/ William Morton
                                     ------------------------------------------
                                     William Morton
                                     Member of 401(k) Plan Committee

                                 By: /s/ Pilar Pueyo
                                     ------------------------------------------
                                     Pilar Pueyo
                                     Member of 401(k) Plan Committee

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
      4.1      Restated Articles of Organization of the registrant filed May 23,
               1994 (incorporated herein by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended
               June 30, 2001 (No. 000-17089) filed on August 14, 2001)

      4.2      Articles of Amendment of the registrant filed April 22, 1998
               (incorporated herein by reference to Exhibit 3.2 to the registrant's Quarterly Report on Form 10-Q for the quarter ended
               June 30, 2001 (No. 000-17089) filed on August 14, 2001)

      4.3      Articles of Amendment of the registrant filed November 20, 2001
               (incorporated herein by reference to Exhibit 4.3 to the registrant's Registration Statement on Form S-8 (No. 333-74106)
               filed on November 28, 2001)

*     4.4      Amendment to By-laws of the registrant, dated April 18, 2002

*     5.1      Legal opinion of Goodwin Procter LLP

*    23.1      Consent of KPMG LLP, as independent auditors

     23.2      Consent of Goodwin Procter LLP (contained in Exhibit 5.1 hereto)

     24.1 Powers of Attorney (included in the signatory page to this registration statement)

------------
* Filed herewith